Exhibit 99.1

National Dentex Corporation Announces Fourth Quarter and Full Year 2008 Results

NATICK, Mass.--(BUSINESS WIRE)--March 16, 2009--National Dentex Corporation (NASDAQ: NADX), one of the largest owner/operators of dental laboratories in the United States, today announced its results for the fourth quarter and year ended December 31, 2008. Sales for the quarter declined slightly to $41,264,000 from $41,380,000 a year earlier. As a result of a non-cash goodwill impairment charge of $6,950,000 taken in the fourth quarter with respect to certain laboratories, the Company had a net loss for the quarter of $5,286,000 or $.93 per share on a diluted basis compared to net income of $656,000 or $.12 per share on a diluted basis in 2007. This non-cash impairment charge was taken in connection with management’s assessment of goodwill on its balance sheet as of year end and does not affect the Company’s cash flow. On a non-GAAP basis, the net income exclusive of the impairment charge was $831,000 or $.15 per diluted share for the fourth quarter of 2008 compared to $656,000 or $.12 per diluted share for the same period in 2007.

For the full year ended December 31, 2008, sales increased $1,313,000 to $171,674,000 from $170,361,000 for the same period in 2007. As a result of the goodwill charge taken in the fourth quarter of 2008, the Company had a net loss for the full year of $877,000 or $.16 per share on a diluted basis compared to net income of $6,626,000 or $1.17 per share on a diluted basis for 2007. On a non-GAAP basis, the net income exclusive of the impairment charge for 2008 was $5,240,000 or $.93 per diluted share compared to $6,626,000 or $1.17 per diluted share for 2007.

Commenting on today’s announcement, David Brown, President and CEO, stated: “Our sales in the fourth quarter were negatively affected due to a decline in patient demand as the economic recession deepened. This negative effect was mostly offset by the Company’s successful acquisition of Dental Art Laboratories, Inc. in Michigan in September 2008. During the fourth quarter and in January 2009 we responded to this slowdown by reducing labor costs and instituting other cost cutting measures throughout our organization. We continue to review and implement technological improvements which we believe will strengthen our relationships with our dental clients. We believe, as these difficult times begin to improve and our market cap begins to become more reflective of our underlying financial fundamentals, it is these relationships which will ultimately distinguish us as the leading operator of high quality dental laboratories in North America.”

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, specifically non-GAAP net income and non-GAAP net income per share, which exclude the non-cash goodwill impairment charge in the fourth quarter of 2008. We believe that the use of these non-GAAP financial measures in this press release helps investors gain an understanding of our underlying operating results without the effect of these unusual charges, particularly when comparing to prior periods. These non-GAAP financial measures are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release.

About National Dentex

National Dentex Corporation serves an active customer base of over 24,000 dentists through 46 dental laboratories located in 30 states and one Canadian province. National Dentex's dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns and fixed bridges, and other dental specialties.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These forward-looking statements are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which National Dentex operates. The forward-looking statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect future operating results and acquisition activity include the timing, duration and effects of adverse changes in overall economic conditions and other developments that directly or indirectly affect consumer decisions as to whether and when to have dental procedures performed, including the current economic slowdown and credit market disruptions; National Dentex’s ability to acquire new laboratories on terms and conditions acceptable to it and its capacity to integrate and successfully operate previously acquired laboratories; governmental regulation of health care; trends in the dental industry towards managed care; increases in labor, benefits and material costs; product development risks; technological innovations; competition from other dental laboratories, including increased competition from dental laboratories located in foreign countries with lower labor and benefit costs, such as China; National Dentex’s ability to attract, retain and motivate qualified personnel; changes in the cost or availability of raw materials, particularly precious metals like gold and palladium; any impairment in the carrying value of goodwill or other acquired intangibles; National Dentex’s ability to access the credit markets on commercially reasonable terms; compliance with evolving federal securities, accounting, and marketplace rules and regulations applicable to publicly-traded companies on the NASDAQ Global Market; and other risks indicated from time to time in National Dentex’s filings with the Securities and Exchange Commission, particularly under Item 1A, “Risk Factors” of National Dentex’s most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC. National Dentex assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

National Dentex Corporation Earnings Results (Unaudited) (In Thousands, except per share data)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2008	2007	2008

Net Sales	$41,380	$41,264	$170,361	$171,674
Cost of Goods Sold	24,870	25,202	97,739	102,184
Gross Profit	16,510	16,062	72,622	69,490

Operating Expenses	14,880	21,544	58,561	65,538
Operating Income	1,630	(5,482)	14,061	3,952

Other Expense	156	166	772	747
Interest Expense - Net	631	568	2,803	2,110
Income Before Tax	843	(6,216)	10,486	1,095

Income Taxes	187	(930)	3,860	1,972
Net Income	$656	$(5,286)	$6,626	$(877)

Weighted Average Shares Outstanding:
- Basic	5,573	5,655	5,540	5,631
- Diluted	5,683	5,655	5,665	5,631

Net Income per Share:
- Basic	$.12	$(.93)	$1.20	$(.16)
- Diluted	$.12	$(.93)	$1.17	$(.16)

National Dentex Corporation Selected Balance Sheet Data (Unaudited) (In thousands)

	December 31, 2007	December 31, 2008

Cash and Equivalents	$1,689	$2,110
Accounts Receivable – net	18,559	19,228
Current Assets	33,125	33,019
Current Liabilities	27,124	23,492

Working Capital	6,001	9,527

Total Assets	155,639	161,515

Long Term Obligations	37,323	47,531
Stockholders’ Equity	$91,192	$90,492

National Dentex Corporation Reconciliation of GAAP Net Income to Non-GAAP Net Income (Unaudited) (In Thousands, except per share data)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2008	2007	2008

Net income (loss)	$656	$(5,286)	$6,626	$(877)

Add back:
Goodwill impairment	-	6,950	-	6,950
Tax effect of goodwill Impairment	-	(833)	-	(833)

Non-GAAP net income *	656	831	6,626	5,240

Weighted Average shares – basic	5,573	5,655	5,540	5,631
Weighted Average shares - diluted	5,683	5,655	5,665	5,631

Net income (loss) per share – basic	$.12	$(.93)	$1.20	$(.16)
Net income (loss) per share – diluted	$.12	$(.93)	$1.17	$(.16)

Non-GAAP net income per share – basic *	$.12	$.15	$1.20	$.93
Non-GAAP net income per share –diluted *	$.12	$.15	$1.17	$.93

*Non-GAAP net income excludes the goodwill impairment charge of $6,950,000 taken in the fourth quarter of 2008 as well as the tax effect resulting therefrom.

CONTACT:
National Dentex Corporation
Richard F. Becker, 508-907-7800
Executive Vice President, Treasurer